UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2009

QuickLogic Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1277 Orleans Drive, Sunnyvale, CA		94089-1138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On November 17, 2009, QuickLogic Corporation (the “Company”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) in which Needham & Company, LLC served as the exclusive placement agent (the “Placement Agent”) relating to a registered direct offering by the Company to select investors of up to an aggregate of 4,305,929 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to an aggregate of 3,229,446 shares of Common Stock (the “Warrants”) at an exercise price of $2.15 per Warrant. The Warrants are exercisable any time after the six month anniversary of the date of issuance until the 66 month anniversary of the date of issuance. The Placement Agency Agreement contains other terms and conditions that are generally customary for transactions of this nature. The Common Stock and Warrants will be sold in units (the “Units”), with each Unit consisting of (i) one share of Common Stock and (ii) a Warrant to purchase 0.75 of a share of Common Stock. The sale of the Units is being made pursuant to the Placement Agency Agreement and the Subscription Agreements (the “Subscription Agreements”), each dated November 17, 2009, pursuant to which the investors have agreed to purchase and the Company agreed to sell an aggregate of 4,305,929 Units at a purchase price of $1.45 per Unit, for gross proceeds to the Company of approximately $6.24 million. The net offering proceeds to the Company from the sale of the Units, after deducting the placement agent’s fee and other estimated offering expenses payable by the Company, are expected to be approximately $5.54 million. The closing of the offering is expected to take place on or about November 20, 2009, subject to the satisfaction of customary closing conditions.

The shares of Common Stock, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants are being offered and sold pursuant to a prospectus dated August 21, 2009, which is included in the Company’s shelf registration statement on Form S-3 (Registration No. 333-161501), which was declared effective by the Securities and Exchange Commission on September 2, 2009, as supplemented by a prospectus supplement dated November 17, 2009, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, the Subscription Agreements, and the Warrants, and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Subscription Agreement, and form of Warrant, respectively, that are filed as Exhibits 1.1, 10.1 and 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report contains forward-looking statements that involve risk and uncertainties, such as statements related to the anticipated closing of the offering and the amount of net proceeds expected from the offering. The risks and uncertainties involved include the Company’s ability to satisfy certain conditions to closing on a timely basis or at all, as well as other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including its annual report on Form 10-K for the fiscal year ended December 28, 2008 and quarterly report on Form 10-Q for the three month period ended September 27, 2009.

The legal opinion, including the related consent, of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to this offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

On November 17, 2009, the Company issued a press release announcing the offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Placement Agency Agreement dated November 17, 2009 among QuickLogic Corporation and Needham & Company, LLC.

4.1	Form of Common Stock Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Form of Subscription Agreement.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).

99.1	Press Release of QuickLogic Corporation dated November 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009	QuickLogic Corporation

/S/ RALPH S. MARIMON
Ralph S. Marimon
Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Placement Agency Agreement dated November 17, 2009 among QuickLogic Corporation and Needham & Company, LLC.

4.1	Form of Common Stock Warrant.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Form of Subscription Agreement.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included as part of Exhibit 5.1).

99.1	Press Release of QuickLogic Corporation dated November 17, 2009.